KKR REAL ESTATE FINANCE TRUST INC. REPORTS
THIRD QUARTER 2017 FINANCIAL RESULTS

New York, NY, November 7, 2017 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE:KREF) today reported financial results for the quarter ended September 30, 2017.

Reported net income attributable to common stockholders of $17.3 million, or $0.32 per basic and diluted share of common stock, for the three months ended September 30, 2017, as compared to net income attributable to common stockholders of $14.1 million, or $0.30 per basic and diluted share of common stock, for the three months ended June 30, 2017.

Reported Net Core Earnings of $16.5 million, or $0.31 per diluted share of common stock, for the three months ended September 30, 2017, as compared to Net Core Earnings of $13.0 million, or $0.28 per diluted share of common stock, for the three months ended June 30, 2017.

Third Quarter 2017 Highlights

•	Committed $629.3 million to five new floating-rate senior loans

•	Current portfolio of $1,811.6 million is 100% performing and 92% floating-rate with a weighted average loan-to-value ratio ("LTV") of 67% as of September 30, 2017

•	Book value was $1,062.0 million as of September 30, 2017 or $19.78 per share

“KREF has a portfolio of $1.8 billion with year-to-date originations of $1.2 billion of commercial real estate loans. We continue to be pleased by our pace of deployment, the performance of our existing portfolio and the quality of the opportunities in our pipeline,” said Chris Lee and Matt Salem, Co-Chief Executive Officers of KREF.

Third Quarter 2017 Investment Activity
Loan Originations
During the third quarter, the Company committed capital to the following floating-rate senior loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, Queens, NY	Industrial	July 2017	$75,100	$61,300	L + 3.7%	August 2022	72%
Senior Loan, New York, NY(C)	Condo (Residential)	August 2017	239,200	239,200	L + 4.8%	August 2020	69
Senior Loan, Atlanta, GA	Office	August 2017	119,000	95,250	L + 3.0%	September 2022	66
Senior Loan, Honolulu, HI	Multifamily	August 2017	105,000	100,000	L + 4.0%	September 2022	66
Senior Loan, Denver, CO(D)	Multifamily	August 2017	91,000	91,000	L + 4.0%	August 2022	73
Total/Weighted Average			$629,300	$586,750	L + 4.1%		69%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

(C)	LTV is based on the total loan amount of $239.2 million divided by the appraised net sell-out value of $345.4 million.

(D)
LTV is based on the senior mortgage amount of $81.0 million at closing divided by the as-is appraised value of $111.4 million. LTV excludes a $10.0 million mezzanine loan sold during the quarter which equates to an 82% LTV through the mezzanine position. Interest rate based on the senior mortgage amount of $81.0 million.

The weighted average underwritten internal rate of return of all loans originated in the third quarter is 11.7%.
Funding of Previously Closed Loans
During the third quarter, the Company funded approximately $12.5 million for loans closed prior to the quarter.
Loan Repayments

During the third quarter, the Company received approximately $46.7 million from loan repayments and preferred equity redemptions.

Quarter End Portfolio Summary
The following table sets forth certain information regarding the Company’s portfolio at September 30, 2017 ($ in millions):

Investment	Committed Principal Amount	Current Carrying Value	Weighted Average Coupon(B)(C)	Max Remaining Term (Years)(B)(D)	Weighted Average LTV(B)
Senior Loans(A)	$1,930.3	$1,547.7	L + 4.3%	4.1	67%
Mezzanine Loans	77.7	77.7	10.8	4.2	76
CMBS B-Pieces(E)	112.5	112.5	4.2	8.2	65
Total/Weighted Average	$2,120.5	$1,737.9	5.7%	4.3	67%

(A)
Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio.

(B)	Weighted average is weighted by current principal amount for our senior and mezzanine loans and by net equity for our CMBS B-Pieces.

(C)
L = one-month USD LIBOR rate; spot rate as of September 30, 2017 of 1.23% included in mezzanine loan and portfolio-wide averages represented as fixed rates. For mezzanine loans, 66% or $51.5 million are floating-rate.

(D)	Max remaining term (years) assumes all extension options are exercised, if applicable.

(E)	Represents CMBS B-Pieces with an aggregate current principal amount of $309.2 million and a $8.0 million investment in an aggregator vehicle that invests in CMBS B-Pieces.

Portfolio Performance
As of September 30, 2017, the average risk rating of the Company's portfolio was 3.0 (Average Risk), weighted by investment carrying value, with 99.0% of the total loan portfolio rated 3 (Average Risk) or better by KKR Real Estate Finance Manager LLC (our "Manager"). As of September 30, 2017, no investments were rated 5 (Impaired/Loss Likely).

Non-GAAP Financial Measures

Reconciliation of Net Core Earnings to Net Income Attributable to Common Stockholders
The table below reconciles Net Core Earnings and Net Core Earnings per diluted share of common stock to net income attributable to common stockholders and net income attributable to common stockholders per diluted share of common stock for the three months ended September 30, 2017 and June 30, 2017 ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share	Three Months Ended	Per Diluted Share
	September 30, 2017		June 30, 2017
Net Income (Loss) Attributable to Common Stockholders	$17,339	$0.32	$14,081	$0.30
Adjustments
Non-cash equity compensation expense	25	—	15	—
Incentive compensation to affiliate	—	—	—	—
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	(887)	(0.02)	(1,068)	(0.02)
Core Earnings(A)	$16,477	$0.31	$13,028	$0.28
Incentive compensation to affiliate	—	—	—	—
Net Core Earnings(A)	$16,477	$0.31	$13,028	$0.28
Weighted average number of shares of common stock outstanding, diluted	53,697,041		46,633,248

(A)
Excludes $1.3 million and $1.3 million, or $0.02 and $0.03 per diluted weighted average share outstanding, of original issue discount on CMBS B-Pieces accreted as a component of taxable income during the three months ended September 30, 2017 and June 30, 2017, respectively.

Book Value
The Company’s book value per share of common stock was $19.78 at September 30, 2017, as compared to book value per share of common stock of $19.83 at June 30, 2017.

Subsequent Events

The following events occurred subsequent to September 30, 2017:

Investing Activities

The Company originated the following senior loan subsequent to September 30, 2017 ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, North Bergen, NJ	Multifamily	October 2017	$150,000	$133,500	L + 4.3%	November 2022	57%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The underwritten IRR of the loan originated subsequent to September 30, 2017 through November 7, 2017 is 12.9%.

Funding of Previously Closed Loans

The Company funded approximately $8.2 million for previously closed loans subsequent to September 30, 2017.

Financing Activities

In October 2017, the Company borrowed $75.0 million in proceeds under the Morgan Stanley master repurchase facility.

In November 2017, the Company amended and restated the Goldman Sachs master repurchase facility to (i) increase the maximum facility size from $250.0 million to $400.0 million, (ii) extend the maturity date, and (iii) amend certain other terms. The amended and restated facility includes a $250.0 million term facility with a maturity date of October 2020 and a $150.0 million swingline facility with a revolving period of one year, and a three-year term on a per-asset basis as those assets are pledged to the facility.

Corporate Activities

Dividends

In October 2017, the Company paid a $19.9 million dividend on its common stock, or $0.37 per share, with respect to the third quarter of 2017, to stockholders of record on September 30, 2017.

Teleconference Details:
The Company will host a conference call to discuss its financial results on Tuesday, November 7, 2017 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s third quarter 2017 earnings teleconference call should dial from the U.S., (866) 807-9684, or from outside the U.S., +1 (412) 317-5415, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; pass code 10110801. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10107859.
Webcast:
The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.
Supplemental Information
The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter ended September 30, 2017 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.
About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and a subsidiary of KKR & Co. L.P., a leading global alternative investment firm with a 40-year history of leadership, innovation and investment excellence and approximately $153.3 billion of assets under management as of September 30, 2017.
Additional information can be found on the Company’s website at www.kkrreit.com.
Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and potentially principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments;adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and the Company’s relationship with our Manager; KKR controls the Company and its interests may conflict with those of the Company’s stockholders in the future; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s prospectus dated May 4, 2017, filed with the SEC on May 8, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Sasha Hamilton
Tel: +1-888-806-7781(U.S.) / +1-212-763-9048
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

Definitions:

"Loan-to-value ratio": Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For one mezzanine loan, LTV is based on the total loan amount divided by the as-is appraised value at March 17, 2017. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

"Internal Rate of Return": IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by our Manager taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown.

"Core Earnings" and "Net Core Earnings": Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the

Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to our Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between our Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to our Manager.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$89,976	$96,189
Restricted cash and cash equivalents	600	157
Commercial mortgage loans, held-for-investment, net	1,543,851	674,596
Commercial mortgage loans, held-for-sale, net	81,550	26,230
Preferred interest in joint venture, held-to-maturity	—	36,445
Equity method investments in unconsolidated subsidiaries, at fair value	8,328	—
Accrued interest receivable	6,930	2,974
Other assets	2,894	2,728
Commercial mortgage loans held in variable interest entities, at fair value	5,429,874	5,426,084
Total Assets	$7,164,003	$6,265,403

Liabilities and Equity
Liabilities
Secured financing agreements, net	$755,987	$439,144
Accounts payable, accrued expenses and other liabilities	3,014	2,297
Dividends payable	19,992	—
Accrued interest payable	1,108	593
Due to affiliates	4,036	1,728
Variable interest entity liabilities, at fair value	5,313,914	5,313,574
Total Liabilities	6,098,051	5,757,336

Commitments and Contingencies

Temporary Equity
Redeemable noncontrolling interests in equity of consolidated joint venture	3,053	3,030
Redeemable preferred stock	949	—

Permanent Equity
Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively, and 125 shares with stated value of $1,000.00 issued and outstanding as of December 31, 2016)	—	125
Common stock, 300,000,000 authorized (53,685,440 and 24,158,392 shares with par value of $0.01 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively)	537	242
Additional paid-in capital	1,052,826	479,417
Retained earnings	9,110	17,914
Treasury stock: 26,398 shares held at cost as of September 30, 2017	(523)	—
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,061,950	497,698
Noncontrolling interests in equity of consolidated joint venture	—	7,339
Total Permanent Equity	1,061,950	505,037
Total Liabilities and Equity	$7,164,003	$6,265,403

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net Interest Income
Interest income	$24,408	$7,896	$54,760	$20,884
Interest expense	5,414	1,627	12,592	3,976
Total net interest income	18,994	6,269	42,168	16,908

Other Income
Change in net assets related to consolidated variable interest entities	4,025	6,220	12,810	9,960
Income from equity method investments in unconsolidated subsidiaries	115	—	461	—
Other income	177	64	616	143
Total other income (loss)	4,317	6,284	13,887	10,103

Operating Expenses
General and administrative	1,339	548	3,254	1,748
Management fees to affiliate	3,989	1,621	9,513	4,088
Incentive compensation to affiliate	—	—	—	365
Total operating expenses	5,328	2,169	12,767	6,201

Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	17,983	10,384	43,288	20,810
Income tax expense	120	71	388	214
Net Income (Loss)	17,863	10,313	42,900	20,596
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	54	87	134	248
Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	377	210	801	601
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	17,432	10,016	41,965	19,747
Preferred Stock Dividends	93	4	181	12
Net Income (Loss) Attributable to Common Stockholders	$17,339	$10,012	$41,784	$19,735

Net Income (Loss) Per Share of Common Stock
Basic	$0.32	$0.48	$0.98	$1.12
Diluted	$0.32	$0.48	$0.98	$1.12
Weighted Average Number of Shares of Common Stock Outstanding
Basic	53,696,967	20,810,322	42,501,356	17,668,177
Diluted	53,697,041	20,810,322	42,501,530	17,668,177

Dividends Declared per Share of Common Stock	$0.37	$0.26	$1.25	$0.95